FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        The disclosures under Item 8.01 - Other Matters below are incorporated by reference herein.

Item 8.01. Other Matters

        This Form 8-K updates disclosures previously made by Telephone and Data Systems, Inc. ("TDS") and its subsidiary, United States Cellular Corporation ("U.S. Cellular"), on Forms 8-K dated November 6, November 13, November 15, November 22 and December 8, 2006 and January 12 and January 22, 2007 relating to the restatement of certain financial statements and delayed filing of their Quarterly Reports on Form 10-Q ("Form 10-Q") for the period ended September 30, 2006.

        On November 6, 2006, TDS and U.S. Cellular disclosed that they will restate their financial results for each of the three years in the period ended December 31, 2005, including quarterly information for 2005 and 2004, and certain selected financial data for 2002. TDS and U.S. Cellular also disclosed that they will restate their Forms 10-Q for the periods ended March 31, 2006 and June 30, 2006 (collectively, "the restatements").

        As a result of the restatements, TDS and U.S. Cellular also disclosed that they would delay the filing with the Securities and Exchange Commission ("SEC") of their Forms 10-Q for the period ended September 30, 2006.

        As previously disclosed, the restatements and delayed filings have resulted in defaults under revolving credit agreements between each of TDS and U.S. Cellular and certain lenders and under certain forward contracts between subsidiaries of TDS and U.S. Cellular and a counterparty and non-compliance with listing standards of the American Stock Exchange ("AMEX").

        TDS and U.S. Cellular previously received waivers under the revolving credit agreements and forward contracts, provided that TDS and U.S. Cellular file the restatements and Forms 10-Q for the period ended September 30, 2006 by February 12, 2007. TDS and U.S. Cellular requested and received extensions of such waivers, provided that TDS and U.S. Cellular file the restatements and Form 10-Q for the period ended September 30, 2006 by March 14, 2007.

        It is necessary for TDS and U.S. Cellular to complete and file the restatements and their Forms 10-Q for the period ended September 30, 2006 before they can complete and file their Forms 10-K for the year ended December 31, 2006. Such Forms 10-K are due on March 1, 2007, but such deadline can be effectively extended to March 16, 2007 by filing Form 12b-25 with the SEC on or prior to March 2, 2007. Although Forms 12b-25 will be filed by TDS and U.S. Cellular on or prior to March 2, 2007, TDS and U.S. Cellular may not be able to complete the Forms 10-K for the year ended December 31, 2006 by the extended due date of March 16, 2007. The late filing of the Forms 10-K for the year ended December 31, 2006 will result in defaults under the TDS and U.S. Cellular revolving credit agreements and forward contracts. Accordingly, TDS and U.S. Cellular received waivers pursuant to which such defaults would be waived, provided that TDS and U.S. Cellular file their Forms 10-K for the year ended December 31, 2006 by the earlier of (a) 60 days after the filing of the Form 10-Q for the period ended September 30, 2006 or (b) May 14, 2007.

        It is necessary for TDS and U.S. Cellular to complete and file the restatements, their Forms 10-Q for the period ended September 30, 2006 and their Forms 10-K for the year ended December 31, 2006 before they can complete and file their Forms 10-Q for the quarter ending March 31, 2007. Such Forms 10-Q are due on May 10, 2007, but such deadline can be effectively extended to May 15, 2007 by filing Form 12b-25 with the SEC on or prior to May 11, 2007. Although Forms 12b-25 will be filed with the SEC on or prior to May 11, 2007, TDS and U.S. Cellular may not be able to complete the Forms 10-Q for the quarter ending March 31,

2007 by the extended due date of May 15, 2007. The late filing of the Forms 10-Q for the quarter ending March 31, 2007 would result in defaults under the TDS and U.S. Cellular revolving credit agreements and forward contracts. Accordingly, TDS and U.S. Cellular received waivers pursuant to which such defaults would be waived, provided that TDS and U.S. Cellular file their Forms 10-Q for the quarter ending March 31, 2007 by the later of (a) May 15, 2007 or (b) the earlier of (i) 45 days after the filing of the Form 10-K for the year ended December 31, 2006 or (ii) June 28, 2007.

        TDS and U.S. Cellular previously received extensions to regain compliance with the AMEX listing standards until February 12, 2007. On February 12, 2007, the AMEX granted TDS and U.S. Cellular extensions until March 14, 2007 to regain compliance with AMEX listing standards. TDS and U.S. Cellular will be in compliance with such listing standards when they file their restatements and Forms 10-Q for the period ending September 30, 2006. However, TDS and U.S. Cellular would cease to be in compliance with such standards if they do not file their Forms 10-K for the year ended December 31, 2006 by the extended due date of March 16, 2007 or their Forms 10-Q for the period ending March 31, 2007 by the extended due date of May 15, 2007. In such event, TDS and U.S. Cellular will seek extensions from the AMEX at such time.

        On February 12, 2007, TDS and U.S. Cellular issued a joint press release relating to the foregoing, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

        Attached as Exhibit 99.2 is a safe harbor cautionary statement under the Private Securities Litigation Reform Act of 1995.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: February 12, 2007

By:	/s/ D. Michael Jack

D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Press Release issued February 12, 2007
99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement